CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258162 on Form S-6 of our report dated August 11, 2021, relating to the financial statement of FT 9612, comprising California Municipal Income Select Closed-End Portfolio, Series 88, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 11, 2021